Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 —Amendment 1 (File no. 333-174879) of our report dated March 30, 2009 with respect to the audited consolidated financial statements of Magnum Hunter Resources Corporation (Formerly Petro Resources Corporation) for the year ended December 31, 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 11, 2012